UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 25, 2004

E-THE MOVIE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Florida	0-50062	59-108227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1428 36th Street, Brooklyn, New York 11218

(Address of Principal Executive Office) (Zip Code)

(718) 436-7931

(Registrant’s telephone number, including area code)

14790 SW 21st Street, Davie, FL 33325

(Former Name or Former Address, If Changed Since Last Report.)

Item 4.     Changes in registrant's certifying accountant

Larry Wolfe, certified public accountant ("Wolfe"), has served as the auditors for e-The Movie Network, Inc. (the “Company”). Wolfe has advised the Company on March 15, 2004 that it has resigned as the Company’s auditor for the year ending December 31, 2003.

The report of Wolfe on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's most recent fiscal year and the period from inception (January 3, 2001 to December 31, 2001) and continuing through the date of this report, the Company has had no disagreements with Wolfe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Wolfe would have caused them to make reference thereto in their report on the financial statements of the Company for such periods. Wolfe's report on the Company’s financial statements for such periods indicated that substantial doubt exists regarding the Company's ability to continue as a going concern.

The Company provided Wolfe with a copy of this disclosure and has requested that Wolfe furnish the Company with a letter addressed to the SEC stating whether or not they agree with the above statements. A copy of such letter, dated March 24, 2004, is filed as Exhibit 16.1 to this Form 8-K.

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Exhibit Description
16.1	Letter of Larry Wolfe, Certified Public Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E-THE MOVIE NETWORK, INC.

Date: March 25, 2004	By:	/s/ JACOB HERSKOVITS
Jacob Herskovits Chief Executive Officer

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